Exhibit 1.1

$2,250,000,000

TYSON FOODS, INC.

$500,000,000 6.625% Notes due October 1, 2004
$750,000,000 7.250% Notes due October 1, 2006
$1,000,000,000 8.250% Notes due October 1, 2011

Purchase Agreement

September 27, 2001

J.P. Morgan Securities Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
As Representatives on behalf of
SunTrust Capital Markets, Inc.
Mizuho International Plc
Rabobank International, acting through its London Branch
Scotia Capital (USA) Inc.
Daiwa Securities SMBC Europe Limited

c/o:   J.P. Morgan Securities Inc.
        60 Wall Street
        New York, New York 10260-0060

Ladies and Gentlemen:

        Tyson Foods, Inc., a Delaware corporation (the "Company"), proposes to issue and sell to the several Initial Purchasers listed in Schedule I hereto (the "Initial Purchasers") (i) $500,000,000 principal amount of its 6.625% Notes due October 1, 2004 (the "Notes due 2004"), (ii) $750,000,000 principal amount of its 7.250% Notes due October 1, 2006 (the "Notes due 2006") and (iii) $1,000,000,000 principal amount of its 8.250% Notes due October 1, 2011 (the "Notes due 2011" and, with the Notes due 2004 and the Notes due 2006, collectively, the "Securities"). The Securities will be issued pursuant to the provisions of an Indenture dated as of June 1, 1995 (as amended and supplemented from time to time, the "Indenture") between the Company and The Chase Manhattan Bank, as trustee (the "Trustee"), as supplemented by (i) the Notes due 2004 Supplemental Indenture, (ii) the Notes due 2006 Supplemental Indenture and (iii) the Notes due 2011 Supplemental Indenture, each to be dated as of the Closing Date (as defined herein) (each a "Supplemental Indenture", and collectively the "Supplemental Indentures") between the Company and the Trustee.

        The sale of the Securities to the Initial Purchasers will be made without registration of the Securities under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon exemptions therefrom.

        In connection with the sale of the Securities, the Company has prepared a preliminary offering memorandum, dated August 31, 2001 (including the documents incorporated by reference therein, the "Preliminary Memorandum") and has prepared a final offering memorandum dated the date hereof (including the documents incorporated by reference therein, the "Final Memorandum" and, with the Preliminary Memorandum, collectively, the "Offering Memorandum"), for the information of the Initial Purchasers and for delivery to prospective purchasers of the Securities.

        The purchasers of the Securities and their direct and indirect transferees will be entitled to the benefits of an Exchange and Registration Rights Agreement, to be dated as of the Closing Date and to be substantially in the form attached hereto as Exhibit A (the "Registration Rights Agreement"), pursuant to which the Company will file one or more registration statements with the Securities and Exchange Commission (the "Commission") registering with the Commission the Securities or the Exchange Securities referred to (and as defined) in such Registration Rights Agreement.

        The Company hereby agrees with the Initial Purchasers as follows:

        1.    Agreements to Sell and Purchase. The Company agrees to issue and sell the Securities to the several Initial Purchasers as hereinafter provided, and each Initial Purchaser, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase, severally and not jointly, from the Company () the Notes due 2004 at a purchase price of 99.363% of the principal amount thereof, () the Notes due 2006 at a purchase price of 99.095% of the principal amount thereof and () the Notes due 2011 at a purchase price of 99.002% of the principal amount thereof, in each case in the respective principal amount of Securities set forth opposite such Initial Purchaser's name in Schedule I hereto plus accrued interest, if any, from October 2, 2001 to the date of payment and delivery.

        2.      Terms of the Offering. The Company understands that the Initial Purchasers intend (i) to offer privately pursuant to Rule 144A under the Securities Act and pursuant to Regulation S under the Securities Act their respective portions of the Securities as soon after this Agreement has become effective as in the judgment of the Initial Purchasers is advisable and (ii) initially to offer the Securities upon the terms set forth in the Final Memorandum.

        The Company confirms that it has authorized the Initial Purchasers, subject to the restrictions set forth below, to distribute copies of the Offering Memorandum in connection with the offering of the Securities. Each Initial Purchaser hereby severally makes to the Company the following representations and agreements:

        (i)       it is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act;

        (ii)     offers and sales of the Securities will be made only by it or its affiliates thereof qualified to do so in the jurisdictions in which such offers or sales are made; and

        (iii)     (A) it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer to sell, the Securities by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act ("Regulation D")) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act and (B) it has solicited and will solicit offers for the Securities only from, and has offered or sold and will offer, sell or deliver the Securities only to (x) in the case of offers inside the United States, persons who it reasonably believes to be "qualified institutional buyers" within the meaning of Rule 144A under the Securities Act and (y) in the case of offers outside the United States, persons other than U.S. persons ("foreign purchasers", which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust)) that, in each case, in purchasing the Securities are deemed to have represented and agreed as provided in the Offering Memorandum.

        With respect to offers and sales of the Securities inside the United States to "qualified institutional purchasers" within the meaning of Rule 144A, as described in clause (iv)(B)(x) above, each Initial Purchaser hereby represents and agrees with the Company that prior to or contemporaneously with the purchase of the Securities, the Initial Purchaser will take reasonable steps to inform, and cause each of its affiliates to take responsible steps to inform, U.S. persons acquiring Securities from such Initial Purchaser or affiliate, as the case may be, or other person acquiring Securities from such Initial Purchaser or affiliate in the United States, as the case may be, that the Securities (A) are being sold to them in reliance on Rule 144A under the Securities Act, (B) have not been and, except as described in the Offering Memorandum, will not be registered under the Securities Act, and (C) may not be offered, sold or otherwise transferred except as described in the Offering Memorandum.

        With respect to offers and sales outside the United States, as described in clause (ii)(B)(y) above, each Initial Purchaser hereby severally represents and agrees with the Company that:

        (i)     it understands that no action has been or will be taken by the Company that would permit a public offering of the Securities, or possession or distribution of the Offering Memorandum or any other offering or publicity material relating to the Securities, in any country or jurisdiction where action for that purpose is required;

        (ii)     it will comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers Securities or has in its possession or distributes the Offering Memorandum or any such other material, in all cases at its own expense;

        (iii)     it understands that the Securities have not been and will not be registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Securities Act or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act;

        (iv)     it has offered the Securities and will offer and sell the Securities (x) as part of its distribution at any time and (y) otherwise until 40 days after the later of the commencement of the Offering and the Closing Date, only in accordance with Rule 903 of Regulation S. Accordingly, neither such Initial Purchaser, nor any of its affiliates, nor any persons acting on its behalf has engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities, and such Initial Purchaser, its affiliates and any such persons have complied and will comply with the offering restrictions requirement of Regulation S;

        (v)     it agrees that, at or prior to confirmation of sales of the Securities, it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the distribution compliance period (as defined in Regulation S) a confirmation or notice to substantially the following effect:

        "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the "Securities Act") and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering of the Securities and the date of original issuance of the Securities, except in either case in accordance with Regulation S (or Rule 144A, if available) under the Securities Act. Terms used above have the meaning given to them by Regulation S."

        Terms used in this Section 2 and not otherwise defined in this Agreement have the meanings given to them by Regulation S.

        3.    Payment and Delivery. Payment for the Securities shall be made by wire transfer in immediately available funds to the account specified by the Company to the Initial Purchasers at 10:00 a.m., New York City time, on October 2, 2001, or at such other time on the same or such other date, not later than the fifth Business Day thereafter, as you and the Company may agree upon in writing. The time and date of such payment are referred to herein as the "Closing Date". As used herein, the term "Business Day" means any day other than a day on which banks are permitted or required to be closed in New York City.

        Payment for the Securities shall be made against delivery to the Trustee as custodian for the nominee of The Depository Trust Company for the respective accounts of the several Initial Purchasers of the Securities of one or more global notes (collectively, the "Global Notes") representing the Securities. The Global Notes will be made available for inspection by the Initial Purchasers at the office of Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York, 10017 not later than 1:00 P.M., New York City time, on the Business Day prior to the Closing Date.

        4.    Representations and Warranties. The Company represents and warrants to each Initial Purchaser that:

        (a)     the Final Memorandum did not, as of its date, and will not, as of the Closing Date, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Initial Purchasers expressly for use therein.

        (b)     the documents incorporated by reference in the Final Memorandum, when they were filed with the Commission, conformed in all material respects to the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and none of such documents contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Final Memorandum, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act, and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

        (c)     the financial statements, and the related notes thereto, of the Company included or incorporated by reference in the Offering Memorandum present fairly, in all material respects, the consolidated financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their consolidated cash flows for the periods specified; and said financial statements have been prepared in conformity with generally accepted accounting principles and practices applied on a consistent basis, except as described in the notes to such financial statements; and the supporting schedules incorporated by reference in the Offering Memorandum present fairly the information required to be stated therein;

        (d)     since the respective dates as of which information is given in the Final Memorandum, there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries which are "significant subsidiaries" within the meaning of Regulation S-X promulgated under the Securities Act (each, a "Significant Subsidiary" and collectively, the "Significant Subsidiaries"), or any material adverse change, or any development known by the Company (after diligent inquiry) involving a prospective material adverse change, in or affecting the business, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole (a "Material Adverse Effect"), otherwise than as set forth or contemplated in the Offering Memorandum; and except as set forth, incorporated by reference or contemplated in the Offering Memorandum neither the Company nor any of its Significant Subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) material to the Company and its subsidiaries, taken as a whole;

        (e)     the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Memorandum, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole;

        (f)     each of the Company's Significant Subsidiaries has been duly incorporated and is validly existing as a corporation under the laws of its jurisdiction of incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Memorandum, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each jurisdiction in which it owns or leases properties or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole; and all the outstanding shares of capital stock of each Significant Subsidiary of the Company have been duly authorized and validly issued, are fully-paid and non-assessable, and (except in the case of foreign subsidiaries for directors' qualifying shares) are owned by the Company, directly or indirectly, free and clear of all liens, encumbrances, security interests and claims;

        (g)     this Agreement has been duly authorized, executed and delivered by the Company;

        (h)     the Securities have been duly authorized by the Company, and when duly executed, authenticated, issued and delivered as provided in the Indenture (assuming due authentication of the Securities by the Trustee) and paid for as provided herein will constitute valid and binding obligations of the Company, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity); the Indenture has been duly authorized by the Company, is duly qualified under the Trust Indenture Act, has been executed and delivered by the Company and Trustee, and constitutes a valid and binding instrument of the Company; and the Securities will conform, and the Indenture conforms, to the descriptions thereof in the Offering Memorandum;

        (i)      the Registration Rights Agreement has been duly authorized, executed and delivered by the Company and (assuming the due authorization, execution and delivery thereof by the Initial Purchasers) constitutes the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and except that rights to indemnification and contribution thereunder may be limited by federal or state securities laws or public policy relating thereto;

        (j)     neither the Company nor any of its Significant Subsidiaries is, or with the giving of notice or lapse of time or both would be, in violation of or in default under, its Certificate of Incorporation or By-Laws or under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Significant Subsidiaries is a party or by which it or any of them or any of their respective properties is bound, except for violations and defaults which individually or in the aggregate are not material to the Company and its subsidiaries, taken as a whole, or to the holders of the Securities. The issue and sale of the Securities and the performance by the Company of all its obligations under the Securities, the Indenture, the Registration Rights Agreement and this Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Significant Subsidiaries is a party or by which the Company or any of its Significant Subsidiaries is bound or to which any of the property or assets of the Company or any of its Significant Subsidiaries is subject, nor will any such action result in any violation of the provisions of the Certificate of Incorporation or the By-Laws of the Company or any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, its Significant Subsidiaries or any of their respective properties; and no consent, approval, authorization, order, license, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by this Agreement, the Registration Rights Agreement or the Indenture, except such consents, approvals, authorizations, orders, licenses, registrations or qualifications as may be required under (i) state securities or Blue Sky Laws in connection with the purchase and distribution of the Securities by the Initial Purchasers or (ii) under the Securities Act with respect to the registration of the Exchange Securities pursuant to the terms of the Registration Rights Agreement;

        (k)     other than as set forth or contemplated in the Final Memorandum, there are no legal or governmental investigations, actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries or any of their respective properties or to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject which, if determined adversely to the Company or any of its subsidiaries, could individually or in the aggregate have, or reasonably be expected to have, a Material Adverse Effect on the Company and its subsidiaries, taken as a whole and, to the best of Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

        (l)     neither the Company, nor any affiliate (as defined in Rule 501(b) of Regulation D) of the Company has directly, or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Securities in a manner that would require the registration under the Securities Act of the offering contemplated by the Offering Memorandum;

        (m)     none of the Company, any affiliate of the Company or any person acting on its or their behalf has offered or sold the Securities by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act or by means of any directed selling efforts within the meaning of Rule 902 under the Securities Act and the Company, any affiliate of the Company and any person acting on its or their behalf has complied with and will implement the "offering restrictions" requirements of Regulation S under the Securities Act;

        (n)     the Securities satisfy the requirements set forth in Rule 144A(d)(3) under the Securities Act;

        (o)     assuming the accuracy of the representations of the Initial Purchasers contained in Section 2 hereof and their compliance with the agreements set forth therein, it is not necessary in connection with the offer, sale and delivery of the Securities in the manner contemplated by this Agreement and the Offering Memorandum to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended;

        (p)      the Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Final Memorandum, will not be required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended;

        (q)      Ernst & Young LLP, who have certified the consolidated financial statements of the Company as of September 30, 2000 and October 2, 1999, and for each of the three years in the period ended September 30, 2000, are independent public accountants as required by the Securities Act;

        (r)     the Company and its Significant Subsidiaries have filed all federal, state, local and foreign tax returns which have been required to be filed and have paid all taxes shown thereon and all assessments received by them or any of them to the extent that such taxes have become due and are not being contested in good faith, except where the failure to do so would not have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole; and, except as disclosed in the Offering Memorandum there is no tax deficiency which has been or might reasonably be expected to be asserted or threatened against the Company or any subsidiary;

        (s)     no labor disputes exist with employees of the Company or of its Significant Subsidiaries which are likely to have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole; and

        (t)     each of the Company and its subsidiaries is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health or the environment or imposing liability or standards of conduct concerning any Hazardous Material (collectively, "Environmental Laws"), except where such non-compliance with Environmental Laws could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole. The term "Hazardous Material" means (i) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (ii) any "hazardous waste" as defined by the Resource Conservation and Recovery Act, as amended, (iii) any petroleum or petroleum product, (iv) any polychlorinated biphenyl, and (v) any pollutant or contaminant or hazardous, dangerous, or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law;

        (u)     each of the Company and its Significant Subsidiaries owns or possesses the right to use the patents, patent licenses, trademarks, service marks, trade names, copyrights and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) (collectively, the "Intellectual Property") reasonably necessary to carry on the business conducted by each as conducted on the date hereof, except to the extent that the failure to own or possess the right to use such Intellectual Property could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole, and, except as set forth or incorporated by reference in the Offering Memorandum, neither the Company nor any Significant Subsidiary has received any notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property, except for notices the content of which if accurate could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole;

        (v)     the Company and each of its Significant Subsidiaries have all licenses, franchises, permits, authorizations, approvals and orders of and from all governmental and regulatory officials and bodies that are necessary to own or lease and operate their properties and conduct their businesses as described in the Prospectus and that are material in relation to the business of the Company and its subsidiaries, taken as a whole; and

        (w)     the Company has complied with all provisions of Section 517.075, Florida Statutes (Chapter 92-198, Laws of Florida).

        5.    Covenants of the Company. The Company covenants and agrees with each of the several Initial Purchasers as follows:

        (a)     to deliver to the Initial Purchasers as many copies of the Preliminary Memorandum and the Final Memorandum (including all amendments and supplements thereto) as the Initial Purchasers may reasonably request;

        (b)     before distributing any amendment or supplement to the Offering Memorandum, to furnish to the Initial Purchasers a copy of the proposed amendment or supplement for review and not to distribute any such proposed amendment or supplement to which the Initial Purchasers reasonably object;

        (c)     if, at any time prior to the completion of the initial placement of the Securities by the Initial Purchasers, as evidenced by a notice in writing from the Initial Purchasers to the Company, any event shall occur as a result of which it is necessary to amend or supplement the Offering Memorandum in order that the Final Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Final Memorandum is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Offering Memorandum to comply with law, forthwith to prepare and furnish, at the expense of the Company, to the Initial Purchasers and to the dealers (whose names and addresses the Initial Purchasers will furnish to the Company) to which Securities may have been sold by the Initial Purchasers on behalf of the Initial Purchasers and to any other dealers upon request, such amendments or supplements to the Final Memorandum as may be necessary to correct such untrue statement or omission or so that the statements in the Final Memorandum as so amended or supplemented will comply with applicable law;

        (d)     to endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Initial Purchasers shall reasonably request and to continue such qualification in effect so long as reasonably required for distribution of the Securities and to pay all fees and expenses (including fees and disbursements of counsel to the Initial Purchasers) reasonably incurred in connection with such qualification and in connection with the determination of the eligibility of the Securities for investment under the laws of such jurisdictions as the Initial Purchasers may designate; provided that the Company shall not be required to file a general consent to service of process in any jurisdiction or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified;

        (e)     during the period beginning on the date hereof and continuing to and including the Business Day following the Closing Date, not to offer, sell, contract to sell or otherwise dispose of any debt securities of or guaranteed by the Company which are substantially similar to the Securities;

        (f)     to use the net proceeds received by the Company from the sale of the Securities pursuant to this Agreement in the manner specified in the Offering Memorandum under the caption "Use of Proceeds";

        (g)     during the period from the Closing Date until two years after the Closing Date, without the prior written consent of the Initial Purchasers, the Company will not, and will not permit any of its "affiliates" (as defined in Rule 144 under the Securities Act) to, resell any of the Securities which constitute "restricted securities" under Rule 144 that have been reacquired by any of them, except for Securities purchased by the Company or any of its affiliates and resold in a transaction registered under the Securities Act;

        (h)     whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limiting the generality of the foregoing, all fees, costs and expenses (i) incident to the preparation, issuance, execution, authentication and delivery of the Securities, including any expenses of the Trustee, (ii) incident to the preparation, printing and distribution of the Preliminary Memorandum and the Final Memorandum (including in each case all exhibits, amendments and supplements thereto), (iii) incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Initial Purchasers may designate (including fees of counsel for the Initial Purchasers and their disbursements), (iv) in connection with the approval for trading of the Securities on any securities exchange or inter-dealer quotation system, (v) related to any filing with the National Association of Securities Dealers, Inc., (vi) in connection with the printing (including word processing and duplication costs) and delivery of this Agreement, the Indenture, the Preliminary and Supplemental Blue Sky Memoranda and any Legal Investment Survey and the furnishing to Initial Purchasers and dealers of copies of the Offering Memorandum, including mailing and shipping, as herein provided, (vii) payable to rating agencies in connection with the rating of the Securities, and (viii) any expenses incurred by the Company in connection with a "road show" presentation to potential investors (it being understood that, except as expressly set forth in this Section 6(h) and elsewhere in this Agreement, the Company shall have no obligation to pay any costs and expenses of the Initial Purchasers);

        (i)     while the Securities remain outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, the Company will, during any period in which it is not subject to Section 13 or 15(d) under the Exchange Act, make available to the purchasers and any holder of Securities in connection with any sale thereof and any prospective purchaser of Securities and securities analysts, in each case upon request, the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the Securities Act (or any successor thereto);

        (j)     the Company will not take any action prohibited by Regulation M under the Exchange Act, in connection with the distribution of the Securities contemplated hereby;

        (k)     except following the effectiveness of the Exchange Offer Registration Statement or the Resale Registration Statement (each, as defined in the Registration Rights Agreement), as the case may be, none of the Company, any of its affiliates (as defined in Rule 501(b) under the Securities Act) or any person acting on behalf of the Company or such affiliate will solicit any offer to buy or offer or sell the Securities by means of any form of general solicitation or general advertising within the meaning of Regulation D, including: () any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio; and () any seminar or meeting whose attendees have been invited by any general solicitation or general advertising;

        (l)     none of the Company, any of its affiliates (as defined in Rule 144(a)(i) under the Securities Act) or any person acting on behalf of any of the foregoing will engage in any directed selling efforts with respect to the Securities within the meaning of Regulation S under the Securities Act;

        (m)     none of the Company, any of its affiliates (as defined in Rule 501(b) under the Securities Act) or any person acting on behalf of the Company or such affiliate will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) which will be integrated with the sale of the Securities in a manner which would require the registration under the Securities Act of the Securities and the Company will take all action that is appropriate or necessary to assure that its offerings of other securities will not be integrated for purposes of the Securities Act with the offerings contemplated hereby; and

        (n)    prior to any registration of the Securities pursuant to the Registration Rights Agreement, or at such earlier time as may be so required, to maintain the qualification of the Indenture under the Trust Indenture Act of 1939, as amended (the "TIA"), and to enter into any necessary supplemental indentures in connection therewith.

        6.    Conditions to the Initial Purchasers' Obligations. The several obligations of the Initial Purchasers hereunder to purchase the Securities on the Closing Date are subject to the performance by the Company of its obligations hereunder and to the following additional conditions:

        (a)     the representations and warranties of the Company contained herein are true and correct on and as of the Closing Date as if made on and as of the Closing Date and the Company shall have complied with all agreements and all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date;

        (b)     subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any downgrading, nor shall any notice have been given of (i) any intended or potential downgrading or (ii) any review or possible change that does not indicate an improvement in the rating accorded any securities of or guaranteed by the Company by any "nationally recognized statistical rating organization", as such term is defined for purposes of Rule 436(g)(2) under the Securities Act;

        (c)     since the respective dates as of which information is given in the Final Memorandum there shall not have been any material adverse change or any development involving a prospective material adverse change, in or affecting the business, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Final Memorandum, the effect of which in the judgment of the Initial Purchasers makes it impracticable or inadvisable to proceed with the offering or the delivery of the Securities on the Closing Date on the terms and in the manner contemplated in the Final Memorandum;

        (d)     the Initial Purchasers shall have received on and as of the Closing Date a certificate of an executive officer of the Company, with specific knowledge about the Company's financial matters, satisfactory to the Initial Purchasers to the effect set forth in Sections 6(a) and 6(b) and to the further effect that there has not occurred any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole from that set forth or contemplated in the Offering Memorandum;

        (e)     (1) Kutak Rock LLP, special counsel for the Company, shall have furnished to the Initial Purchasers their written opinion, dated the Closing Date, in form and substance satisfactory to the Initial Purchasers, to the effect that:

(i)    the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Memorandum;

(ii)    the Company has all requisite corporate power and authority to execute and deliver this Agreement and the Registration Rights Agreement and to perform its obligations thereunder; the execution, delivery and performance of this Agreement and the Registration Rights Agreement by the Company has been duly authorized by all necessary corporate action on the part of the Company; this Agreement has been duly and validly executed and delivered by the Company; and the Registration Rights Agreement has been duly and validly executed and delivered by the Company and (assuming the due authorization, execution and delivery thereof by the Initial Purchasers) constitutes the legal, valid and binding obligation of the Company;

(iii)    the Securities have been duly authorized and, when executed by the Company and authenticated by the Trustee in accordance with the terms of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, will be legal, valid and binding obligations of the Company, entitled to the benefits of the Indenture;

(iv)    the Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and binding instrument of the Company; and the Indenture has been duly qualified under the Trust Indenture Act;

(v)    each of the Indenture, the Registration Rights Agreement and the Securities conform in all material respects to the description thereof contained in the Offering Memorandum;

(vi)    no consent, approval, authorization or qualification of or with any federal or state court, governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by this Agreement, the Registration Rights Agreement or the Indenture (other than federal securities laws, as to which such counsel expresses no opinion in this paragraph except with respect to the need for an order of the Commission declaring the Exchange Offer Registration Statement or the Shelf Registration effective, and state securities or blue sky laws, as to which such counsel expresses no opinion);

(vii)    assuming (i) the representations of the Initial Purchasers and the Company contained in this Agreement are true, correct and complete, (ii) compliance by the Initial Purchasers and the Company with their respective covenants set forth in this Agreement and (iii) the accuracy of the representations and warranties made in accordance with this Agreement and the Offering Memorandum by purchasers to whom the Initial Purchasers initially resell the Securities, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers pursuant to this Agreement, in the manner contemplated by this Agreement and described in the Offering Memorandum, to register the Securities under the Securities Act of 1933, as amended, or to qualify the Indenture under the Trust Indenture Act of 1939, as amended;

(viii)    the Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Offering Memorandum, will not be required to register as an "investment company" as defined in the Investment Company Act of 1940, as amended;

(ix)    when the Securities are issued and delivered pursuant to this Agreement, none of the Securities will be of the same class (within the meaning of Rule 144A under the Securities Act) as securities of the Company that are listed on a national securities exchange registered under Section 6 of the Exchange Act or that are quoted in a United States automated inter-dealer quotation system;

(x)    the statements in the Offering Memorandum under the captions "Description of Notes", "Plan of Distribution" and "Transfer Restrictions," in the Offering Memorandum incorporated by reference from Item 3 of Part I of the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2000, in the Offering Memorandum incorporated by reference from Item 1 of Part II of the Company's Quarterly Reports on Form 10-Q filed since such Annual Report, in the Offering Memorandum incorporated by reference from Item 5 of the Company's Current Reports on Form 8-K, if any, filed since such Annual Report, insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents or proceedings; and

(xi)    such counsel (A) is of the opinion that each document incorporated by reference in the Offering Memorandum (except for the financial statements and related schedules included therein as to which such counsel need express no opinion) complied as to form when filed with the Commission in all material respects with the Exchange Act and the rules and regulations of the Commission thereunder and (B) believes that (except for the financial statements included therein as to which such counsel need express no belief and except with respect to information contained in the Offering Memorandum relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser expressly for use therein) the Offering Memorandum, as of the date of this Agreement, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

        In rendering such opinions, such counsel may rely (A) as to matters involving the application of laws other than the laws of the United States and the States of Delaware and Arkansas, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (reasonably satisfactory to Initial Purchasers' counsel) of other counsel reasonably acceptable to the Initial Purchasers' counsel, familiar with the applicable laws; and (B) as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and certificates or other written statements of officials of jurisdictions having custody of documents respecting the corporate existence or good standing of the Company. The opinion of such counsel for the Company shall state that the opinion of any such other counsel is in form satisfactory to such counsel and, in such counsel's opinion, the Initial Purchasers and they are justified in relying thereon. With respect to the matters to be covered in subparagraph (xi) above, counsel may state their opinion and belief is based upon their participation in the preparation of the Offering Memorandum and any amendment or supplement thereto but is without independent check or verification except as specified.

        (2)     R. Read Hudson, Corporate Counsel of the Company, shall have furnished to the Initial Purchasers his written opinion, dated the Closing Date, in form and substance satisfactory to the Initial Purchasers, to the effect that:

(i)    the Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole;

(ii)    each of the Company's Significant Subsidiaries has been duly incorporated and is validly existing as a corporation under the laws of its jurisdiction of incorporation with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Memorandum and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified and in good standing would not have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole; and all of the outstanding shares of capital stock of each Significant Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable, and (except in the case of foreign subsidiaries, for directors' qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

(iii)    to the best of such counsel's knowledge after diligent inquiry, other than as set forth, incorporated by reference or contemplated in the Offering Memorandum, there are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or its subsidiaries is or may be the subject which, if determined adversely to the Company or such Significant Subsidiaries, could individually or in the aggregate reasonably be expected to have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole; and to the best of such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(iv)    neither the Company nor any of its Significant Subsidiaries is, or with the giving of notice or lapse of time or both would be, in violation of or in default under, its Certificate of Incorporation or By-Laws or any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company or any of its Significant Subsidiaries is a party or by which it or any of them or any of their respective properties is bound, except for violations and defaults which individually and in the aggregate are not material to the Company and its subsidiaries, taken as a whole, or to the holders of the Securities; the issue and sale of the Securities and the performance by the Company of its obligations under the Securities, the Indenture, the Registration Rights Agreement and this Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument known to such counsel to which the Company or any of its Significant Subsidiaries is a party or by which the Company or any of its Significant Subsidiaries is bound or to which any of the property or assets of the Company or any of its Significant Subsidiaries is subject, nor will any such action result in any violation of the provisions of the Certificate of Incorporation, or the By-Laws of the Company or any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, its Significant Subsidiaries or any of their respective properties;

In rendering such opinions, such counsel may rely (A) as to matters involving the application of laws other than the laws of the United States and the States of Delaware and Arkansas, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (reasonably satisfactory to Initial Purchasers' counsel) of other counsel reasonably acceptable to the Initial Purchasers' counsel, familiar with the applicable laws; and (B) as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and certificates or other written statements of officials of jurisdictions having custody of documents respecting the corporate existence or good standing of the Company. The opinion of such counsel for the Company shall state that the opinion of any such other counsel is in form satisfactory to such counsel and, in such counsel's opinion, the Initial Purchasers and they are justified in relying thereon;

        (f)     on the date of the issuance of the Offering Memorandum and also on the Closing Date, Ernst & Young LLP shall have furnished to the Initial Purchasers letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, containing statements and information of the type customarily included in accountants "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Offering Memorandum;

        (g)     on the date of the issuance of the Offering Memorandum and also on the Closing Date, PricewaterhouseCoopers LLP shall have furnished to the Initial Purchasers letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, containing statements and information of the type customarily included in accountants "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Offering Memorandum;

        (h)     the Initial Purchasers shall have received on and as of the Closing Date an opinion of Davis Polk & Wardwell, counsel to the Initial Purchasers, with respect to the validity of the Indenture, the Registration Rights Agreement and the Securities, and such other related matters as the Initial Purchasers may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters; and

        (i)     on or prior to the Closing Date the Company shall have furnished to the Initial Purchasers such further certificates and documents as the Initial Purchasers shall reasonably request.

        7.    Indemnity and Contribution. The Company agrees to indemnify and hold harmless each Initial Purchaser and each person, if any, who controls any Initial Purchaser within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including without limitation the legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted) caused by any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum (and any amendment or supplement thereto) or the Final Memorandum (and any amendment or supplement thereto if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Initial Purchasers expressly for use therein; provided that the foregoing indemnity with respect to any Preliminary Offering Memorandum shall not inure to the benefit of any Initial Purchaser (or to the benefit of any person controlling such Initial Purchaser) from whom the person asserting any such losses, claims, damages or liabilities purchased Securities if such untrue statement or omission or alleged untrue statement or omission made in such Preliminary Offering Memorandum is eliminated or remedied in the Offering Memorandum (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) and, if required by law in jurisdictions outside the United States, a copy of the Final Offering Memorandum (as so amended or supplemented) shall not have been furnished to such person at or prior to the written confirmation of the sale of such Securities to such person.

        Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers and each person who controls the Company within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Initial Purchaser, but only with reference to information relating to such Initial Purchaser furnished to the Company in writing by such Initial Purchaser expressly for use in the Offering Memorandum or any amendment or supplement thereto.

        If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "Indemnified Person") shall promptly notify the person against whom such indemnity may be sought (the "Indemnifying Person") in writing, and the Indemnifying Person, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary, (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person or (iii) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for the Initial Purchasers and such control persons of the Initial Purchasers shall be designated in writing by the Representatives and any such separate firm for the Company, its directors, its officers and such control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested an Indemnifying Person to reimburse the Indemnified Person for fees and expenses of counsel as contemplated by the third sentence of this paragraph, the Indemnifying Person agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such Indemnifying Person of the aforesaid request and (ii) such Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding.

        If the indemnification provided for in the first and second paragraphs of this Section 7 is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchasers on the other hand from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Initial Purchasers on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Initial Purchasers on the other shall be deemed to be in the same respective proportions as the net proceeds from the offering of such Securities (before deducting expenses) received by the Company and the total discounts and commissions received by the Initial Purchasers bear to the aggregate offering price of the Securities. The relative fault of the Company on the one hand and the Initial Purchasers on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Initial Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

        The Company and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Initial Purchaser be required to contribute any amount in excess of the amount by which the total price at which the Securities purchased by it were offered exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers' obligations to contribute pursuant to this Section 7 are several in proportion to the respective principal amount of the Securities set forth opposite their names in Schedule I hereto, and not joint.

        The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

        The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Initial Purchaser or any person controlling any Initial Purchaser or by or on behalf of the Company, its officers or directors or any other person controlling the Company and (iii) acceptance of and payment for any of the Securities.

        8.    Termination. Notwithstanding anything herein contained, this Agreement may be terminated in the absolute discretion of the Initial Purchasers, by notice given to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities, or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the judgment of the Initial Purchasers, is material and adverse and which, in the judgment of the Initial Purchasers, makes it impracticable to offer, sell or deliver the Securities on the terms and in the manner contemplated in the Final Memorandum or to enforce contracts for the sale of the Securities.

        9.    Effectiveness; Defaulting Initial Purchasers. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

        If, on the Closing Date any one or more of the Initial Purchasers shall fail or refuse to purchase Securities which it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Securities to be purchased on such date, the other Initial Purchasers shall be obligated severally in the proportions that the principal amount of Securities set forth opposite their respective names in Schedule I bears to the aggregate principal amount of Securities set forth opposite the names of all such non-defaulting Initial Purchasers, or in such other proportions as the Initial Purchasers may specify, to purchase the Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Securities that any Initial Purchaser has agreed to purchase pursuant to Section 1 be increased pursuant to this Section 9 by an amount in excess of one-tenth of such principal amount of Securities without the written consent of such Initial Purchaser. If, on the Closing Date any Initial Purchaser or Initial Purchasers shall fail or refuse to purchase Securities which it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Securities to be purchased on such date, and arrangements satisfactory to the Initial Purchasers and the Company for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Initial Purchaser or the Company. In any such case either the Initial Purchasers or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Final Memorandum or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement.

        10.    Reimbursement. If this Agreement shall be terminated by the Initial Purchasers, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement or any condition of the Initial Purchasers' obligations cannot be fulfilled, the Company agrees to reimburse the Initial Purchasers or such Initial Purchasers as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the reasonable fees and expenses of their counsel) reasonably incurred by such Initial Purchasers in connection with this Agreement or the offering contemplated hereunder.

        11.    Parties. This Agreement shall inure to the benefit of and be binding upon the Company, the Initial Purchasers, any controlling persons referred to herein and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. No Initial Purchaser of Securities from any Initial Purchaser shall be deemed to be a successor by reason merely of such purchase.

        12.    Notices. Any action by the Initial Purchasers hereunder may be taken by the Representative on behalf of the Initial Purchasers, and any such action taken by the Representative shall be binding upon the Initial Purchasers. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Initial Purchasers shall be given to the Initial Purchasers c/o J.P. Morgan Securities Inc., 60 Wall Street, New York, New York 10260 (telefax: (212) 834-6081); Attention: Syndicate Department. Notices to the Company shall be given to it at 2210 West Oaklawn Drive, Springdale, Arkansas 72762-6999; Attention: Treasurer.

        13.    Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PROVISIONS THEREOF.

        14.    Counterparts. This Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

        If the foregoing is in accordance with your understanding, please sign and return four counterparts hereof.

Very truly yours,

TYSON FOODS, INC.

By:
Name:
Title:

The foregoing Purchase Agreement
is hereby confirmed and accepted
as of the date first above written.

J.P. MORGAN SECURITIES INC.
MERRILL LYNCH, PIERCE, FENNER
& SMITH INCORPORATED
SUNTRUST CAPITAL MARKETS, INC.
MIZUHO INTERNATIONAL PLC
RABOBANK INTERNATIONAL,
ACTING THROUGH ITS LONDON BRANCH
SCOTIA CAPITAL (USA) INC.
DAIWA SECURITIES SMBC EUROPE LIMITED

By:	J.P. MORGAN SECURITIES INC.,
Acting on behalf of themselves and as Representative of the Initial Purchasers

	By:	________________________ Name: Title:

By:	MERRILL LYNCH, PIERCE, FENNER
& SMITH INCORPORATED,
Acting on behalf of themselves and as Representative of the Initial Purchasers

	By:	________________________ Name: Title:

SCHEDULE I

.Initial Purchaser	Principal Amount of 2004 Notes	Principal Amount of 2006 Notes	Principal Amount of 2011 Notes
J.P. Morgan Securities Inc.	$195,000,000	$292,500,000	$390,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	195,000,000	292,500,000	390,000,000
SunTrust Capital Markets, Inc.	65,000,000	97,500,000	130,000,000
Mizuho International plc	15,000,000	22,500,000	30,000,000
Rabobank International, acting through its London Branch	15,000,000	22,500,000	30,000,000
Scotia Captial (USA) Inc.	10,000,000	15,000,000	20,000,000
Daiwa Securities SMBC Europe Limited	5,000,000	7,500,000	10,000,000
	$ 500,000,000	$ 750,000,000	$1,000,000,000